Exhibit 99.1

Mitek Reports 37% Revenue Growth and Profitability for Fiscal 2016

SAN DIEGO, CA, Nov. 3, 2016 – Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and identity verification software solutions, today announced its financial results for the fiscal 2016 fourth quarter and full year ended September 30, 2016.

Fiscal Fourth Quarter 2016 Financial Highlights

•	Fourth quarter revenue increased 23% year over year to a record $9.7 million
•	Fourth quarter GAAP net income of $1.0 million, or $0.03 per diluted share, compared to GAAP net income of $1.0 million, or $0.03 per diluted share, a year ago
•	Fourth quarter non-GAAP net income of $2.5 million, or $0.07 per diluted share, compared to non-GAAP net income of $2.8 million, or $0.09 per diluted share, a year ago

Fiscal 2016 Full Year Financial Highlights

•	Full year revenue increased 37% year over year to a record $34.7 million
•	Full year GAAP net income of $2.0 million, or $0.06 per diluted share, compared to net income of $2.5 million, or $0.08 per diluted share, a year ago
•	Full year non-GAAP net income of $8.7 million, or $0.26 per diluted share, compared to non-GAAP net income of $8.1 million, or $0.26 per diluted share, a year ago.
•	Full year cash flow from operations of approximately $7.9 million
•	Total cash and investments increased to $35.8 million at year end, compared to $26.7 million at the end of fiscal 2015

Commenting on the results, James DeBello, Chairman and CEO of Mitek, said:

“Our record revenue results for fiscal 2016 were driven by growth from both our new mobile ID solutions and our industry leading Mobile Deposit. We made significant progress during the year establishing Mitek as a leading provider of mobile ID verification solutions to banks and other enterprises in the rapidly growing mobile self-service market. With our market momentum in both mobile ID and mobile deposit we are well positioned for continued growth in fiscal 2017 and beyond.”

Fiscal 2016 Fourth Quarter and Full-Year Financial Results

Total revenue for the fourth quarter of fiscal 2016 was $9.7 million, compared to total revenue of $7.9 million in the fourth quarter of fiscal 2015. Total revenue for fiscal 2016 was $34.7 million, compared to $25.4 million in fiscal 2015.

GAAP net income for the fourth quarter of fiscal 2016 was $1.0 million, or $0.03 per diluted share, compared to GAAP net income of $1.0, or $0.03 per diluted share, in the fourth quarter of fiscal 2015. GAAP net income for fiscal 2016 was $2.0 million, or $0.06 per diluted share, compared to a GAAP net income of $2.5 million, or $0.08 per diluted share, in fiscal 2015.

Non-GAAP net income for the fourth quarter of fiscal 2016 was $2.5 million, or $0.07 per diluted share, compared to non-GAAP net income of $2.8 million, or $0.09 per diluted share, in the fourth quarter of fiscal 2015. Non-GAAP net income for fiscal 2016 was $8.7 million, or $0.26 per diluted share, compared to non-GAAP net income of $8.1 million, or $0.26 per diluted share, in fiscal 2015.

The Company ended fiscal 2016 with cash, cash equivalents and investments of $35.8 million, compared to $26.7 million at the end of fiscal 2015.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) to discuss the Company's financial results.

To listen to the live conference call, parties in the United States and Canada should dial 877-874-1588, access code: 3315288. International parties should call 719-325-4800 using access code: 3315288. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the "Investor Relations" section of the Company's website at www.miteksystems.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software.

About Mitek

Mitek (MITK) is a global leader in mobile capture and identity verification software solutions. Mitek’s ID document verification allows an enterprise to verify a user’s identity during a mobile transaction, enabling financial institutions, payments companies and other businesses operating in highly regulated markets to transact business safely while increasing revenue from the mobile channel. Mitek also reduces the friction in the mobile user experience with advanced data prefill. These innovative mobile solutions are embedded into the apps of more than 5,400 organizations and used by tens of millions of consumers daily for mobile check deposit, new account opening, insurance quoting and more. Learn more at www.miteksystems.com. (MITK-F)

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company's long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company's ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company's products, the Company's ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the Company’s products by the Company's signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC's website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company's actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs and acquisition-related costs and expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company's GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company's ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company's underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company's underlying business.

Follow Mitek on LinkedIn: http://www.linkedin.com/company/mitek-systems-inc.

Follow Mitek on Twitter: @miteksystems

Connect with Mitek on Facebook: http://www.facebook.com/MitekSystems

See Mitek on YouTube: http://www.youtube.com/miteksystems

Read Mitek’s latest blog post: http://www.miteksystems.com/blog

Investor Contact:

Todd Kehrli or Jim Byers

MKR Group, Inc.

mitk@mkr-group.com

MITEK SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands except share data)

	September 30,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$9,010	$2,753
Short-term investments	24,863	23,921
Accounts receivable, net	4,949	3,937
Other current assets	1,485	798
Total current assets	40,307	31,409
Long-term investments	1,952	—
Property and equipment, net	440	975
Goodwill and intangible assets	5,646	6,270
Other non-current assets	40	92
Total assets	$48,385	$38,746
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,317	$1,538
Accrued payroll and related taxes	3,263	2,061
Deferred revenue, current portion	3,391	3,516
Other current liabilities	355	289
Total current liabilities	8,326	7,404
Deferred revenue, non-current portion	259	222
Other non-current liabilities	314	687
Total liabilities	8,899	8,313
Stockholders’ equity
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 32,781,706 and 31,721,114 issued and outstanding, respectively	33	32
Additional paid-in capital	71,036	63,905
Accumulated other comprehensive loss	(42)	(3)
Accumulated deficit	(31,541)	(33,501)
Total stockholders’ equity	39,486	30,433
Total liabilities and stockholders’ equity	$48,385	$38,746

MITEK SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(amounts in thousands except share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015
Revenue
Software	$6,540	$5,455	$22,586	$17,870
SaaS, maintenance and consulting	3,130	2,411	12,115	7,497
Total revenue	9,670	7,866	34,701	25,367
Operating costs and expenses
Cost of revenue-software	274	287	953	992
Cost of revenue-SaaS, maintenance and consulting	666	538	2,442	1,479
Selling and marketing	2,981	1,945	10,937	6,458
Research and development	2,334	1,681	7,794	5,577
General and administrative	2,038	1,901	8,575	7,601
Acquisition-related costs and expenses	536	552	2,176	1,368
Total operating costs and expenses	8,829	6,904	32,877	23,475
Operating income	841	962	1,824	1,892
Other income (expense), net	23	25	134	91
Income before income taxes	864	987	1,958	1,983
Income tax benefit (provision)	96	(32)	1	543
Net income	$960	$955	$1,959	$2,526
Net income per share – basic	$0.03	$0.03	$0.06	$0.08
Net income per share – diluted	$0.03	$0.03	$0.06	$0.08
Shares used in calculating net income per share – basic	32,086,223	30,969,157	31,586,535	30,790,258
Shares used in calculating net income per share – diluted	34,859,861	31,664,178	33,818,501	31,480,241

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME (LOSS) RECONCILIATION

(Unaudited)

(amounts in thousands except share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015
Income before income taxes	$864	$987	$1,958	$1,983

Add back:
Acquisition-related costs and expenses	536	552	2,176	1,368
Litigation costs	47	410	460	1,449
Stock compensation expense	971	873	4,079	3,368

Non-GAAP income before income taxes	2,418	2,822	8,673	8,168
Non-GAAP benefit (provision) for income taxes (1)	96	(32)	1	(92)

Non-GAAP net income	$2,514	$2,790	$8,674	$8,076

Non-GAAP net income per share - basic	$0.08	$0.09	$0.27	$0.26

Non-GAAP net income per share - diluted	$0.07	$0.09	$0.26	$0.26

Shares used in calculating non-GAAP net income per share - basic	32,086,223	30,969,157	31,586,535	30,790,258

Shares used in calculating non-GAAP net income per share - diluted	34,859,861	31,664,178	33,818,501	31,480,241

________________

(1) Non-GAAP provision for income taxes for the year ended September 30, 2015 excludes a GAAP tax benefit of $634,930 related to the acquisition of IDchecker.

Follow Mitek on LinkedIn: http://www.linkedin.com/company/mitek-systems-inc.

Follow Mitek on Twitter: @miteksystems

Connect with Mitek on Facebook: http://www.facebook.com/MitekSystems

See Mitek on YouTube: http://www.youtube.com/miteksystems

Read Mitek’s latest blog post: http://www.miteksystems.com/blog

Investor Contact:

Todd Kehrli or Jim Byers

MKR Group, Inc.

mitk@mkr-group.com